Exhibit 99.1

CropLife

Crop Nutrient Outlook

2010 Outlook: How Much Will Demand Rebound?

There is little doubt that crop nutrient demand will rebound this year following the unprecedented declines of 2008/09. The key question is how much?

The decline in crop nutrient demand last year exceeded even the most pessimistic forecasts a year ago. For example, the most recent estimates released by the International Fertilizer Industry Association last November indicate that global nitrogen (N), phosphate (P) and potash (K) use dropped 1.5%, 10.5% and 19.8%, respectively, last year.

Although no official statistics are available yet, anecdotal evidence and other data point to a sharp decline in U.S. crop nutrient demand last year, especially phosphate and potash use. Based on actual planted acreage and application rate guesstimates, we estimate that U.S. nitrogen use dropped 4% to 6%, phosphate use declined 15% to 20% and potash use plunged 35% to 40% during the year that ended on June 30, 2009. One of the first indications of the magnitude of the drop in U.S. crop nutrient use comes from Missouri. The state regulatory agency already has released tonnage statistics compiled from crop nutrient tax receipts. These statistics reveal a 25% drop in total nutrient demand and declines in nitrogen, phosphate and potash use of 13%, 41% and 53%, respectively, in 2008/09. Missouri likely registered one of the largest declines in state tonnage last year.

Reliable inventory, production and trade statistics indicate that implied domestic shipments dropped even more than the estimated declines in demand and imply a de-stocking of the domestic distribution channel last year. For example, domestic shipments of the leading solid phosphate products (DAP and MAP) declined 40% or 3.0 million tons and North American shipments of muriate of potash (MOP) plunged 50% or 5.3 million tons last year. Based on information available today, our assessment is that inventories from the mouth of the distribution pipeline to the farm field were pulled down significantly last year.

We are optimistic about demand and shipment prospects this year for several reasons. First, despite large declines in key grain and oilseed prices following the release of several U.S. Department of Agriculture reports on January 12, farm economics for most crops in most regions of the world remain favorable. Grain and oilseed prices still trade at relatively high values and crop inputs costs have declined from the high levels a year ago. Furthermore, prices for some crops such as cocoa, cotton, palm oil, rice and sugar today are trading at levels significantly higher than those of a year ago.

Second, crop nutrient prices have declined from a year ago. For example, based on the current new crop corn price and wholesale crop nutrient costs, we estimate that a farmer would have to sell about 25 bushels of corn to purchase crop nutrients this spring. That is up from an estimate of about 20 bushels late last year due to the recent drop in corn prices, but it is down from an average of 40 bushels for the last two years. In fact, we estimate that the cost of crop nutrients for a high-yield Midwest corn operation will decline from about $145 per acre last year to just more than $90 per acre this spring.

Third, nearly all of the feedback from our customers indicates that farmers applied normal or near-normal rates of phosphate and potash during the fall application season. Some farmers had adequate nutrients stored in their soils to reduce or even skip P&K application last year, but given the drawdown of soil nutrient levels in 2009 and a more favorable grain:crop nutrient price ratio, it looks like application rates will recover in 2009/10.

Finally, our assessment is some re-stocking of a rundown distribution pipeline likely will occur this year, particularly if distributors expect that prices have bottomed. Many distributors began to position phosphate for deferred application toward the end of last year. As a result, we expect that shipments of many products likely will exceed projected use this year in order to re-stock the channel inventories to more normal levels.

In the case of phosphate, we estimate that global import demand will increase 4% to 6% or 800,000 to 1.2 million tonnes in 2010. Imports by India are projected to remain at the high levels of the last two years and other important regions such as Latin America and Oceania are expected to register increases this year. Domestic DAP and MAP shipments are forecast to increase from just 4.8 million tons in 2009/10 to 6.7 to 7.1 million tons this year. The Olympic average (highest and lowest annual volumes excluded) for the last 10 years is 7.1 million tons. Shipments during the first half of the crop nutrient year (Jul-Dec) were up 57% or 1.2 million tons from the extremely low levels of a year earlier. Several developments ranging from ideal weather during November that salvaged a fall application season to the surprise purchase of 600,000 tonnes of DAP by China have combined to swing phosphate market sentiment from negative to positive. As a result, after bottoming at close to break-even levels during the first week of November, phosphate prices have increased about 50% since then.

In the case of potash, global MOP trade peaked at more than 44 million tonnes KCL in 2007 and then plunged to less than 23 million tonnes in 2009. We project that global import demand will recover to 37 to 39 million tonnes in 2010. Imports are forecast to rebound in all of the major importing regions following sharp declines last year. North American MOP shipments also are forecast to increase from the low levels last year. In particular, we project that domestic shipments will climb from just 5.3 million tons in 2008/09 to 7.7 to 9.4 million tons in 2009/10. The 10-year Olympic average is 10.5 million tons. Shipments during the first half of the crop nutrient year (Jul-Dec) still were down 25% from the higher levels of a year earlier so large shipments are required during the first half of 2010 to meet projected demand. Implied shipments increased in December and that momentum is expected to carry over into the first half of 2010.

Our analysis shows that producers and importers will need to ship near record tonnage of the major solid fertilizer products during the first half of 2010 in order to meet a moderate recovery in North American demand. How much demand recovers, how much ships during the first 45 days of 2010 and how orderly the spring application season unfolds will determine if any pinch points develop throughout the supply chain this Spring.

This article contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results. Such statements are based upon the current beliefs and expectations of The Mosaic Company’s management and are subject to significant risks and uncertainties. These risks and uncertainties include but are not limited to the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and the effects of the current economic and financial turmoil; changes in the level of inventories in the distribution channels for crop nutrients; changes in foreign currency and exchange rates; international trade risks; changes in government policy; changes in environmental and other governmental regulation, including greenhouse gas regulation; difficulties or delays in receiving, or increased costs of, necessary governmental permits or approvals; the effectiveness of our processes for managing our strategic priorities; adverse weather conditions affecting operations in Central Florida or the Gulf Coast of the United States, including potential hurricanes or excess rainfall; actual costs of asset retirement, environmental remediation, reclamation or other environmental regulation differing from management’s current estimates; accidents and other disruptions involving Mosaic’s operations, including brine inflows at its Esterhazy, Saskatchewan potash mine and other potential mine fires, floods, explosions, seismic events or releases of hazardous or volatile chemicals, as well as other risks and uncertainties reported from time to time in The Mosaic Company’s reports filed with the Securities and Exchange Commission. Actual results may differ from those set forth in the forward-looking statements.